UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): October 19, 2026
Meta Platforms, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35551	20-1665019

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Meta Way, Menlo Park, California 94025
(Address of principal executive offices and Zip Code)

(650) 543-4800
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.000006 par value	META	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 1.01. Entry into a Material Definitive Agreement.
On October 19, 2026, the board of directors (the “Board”) of Meta Platforms, Inc. (the “Company” or “Meta”) approved and declared advisable, based on the unanimous recommendation of a special committee consisting of disinterested and independent directors established to review such transaction, and recommended to the Company’s shareholders, the amendment and restatement of the Company’s certificate of incorporation (as so amended and restated, the “Restated Charter”) to, among other things, adjust the Company’s capital structure by establishing a new class of non-voting Class C common stock, par value $0.000006 (the “Recapitalization”), which was subsequently approved by the requisite shareholders by written consent on October 20, 2026. The Company expects to file the Restated Charter with the Secretary of State of the State of Delaware on or about October 21, 2026 with an effective date of January 19, 2027.
Also on October 19, 2026, in connection with the Recapitalization, the Board declared a one-time stock dividend of one share of the Company’s non-voting Class C common stock for each share of the Company's outstanding Class A common stock and Class B common stock (the “Stock Dividend”), contingent upon the effectiveness of the Restated Charter, with the record date and payment date for the Stock Dividend to be established by the Board by subsequent action; under the Founder Alignment Agreement described below, the payment date will be no later than the fifth business day following the effectiveness of the Restated Charter.
In connection with the Recapitalization and the Stock Dividend, on October 20, 2026, the Company and Mark Zuckerberg, the Company’s founder, Chairman, and Chief Executive Officer, entered into a Founder Alignment Agreement (the “Founder Alignment Agreement”), which limits the ability of Mr. Zuckerberg and certain of his permitted transferees (together with Mr. Zuckerberg, the “Holder Group”) to sell shares of Class C common stock without a corresponding reduction in Mr. Zuckerberg’s voting power, by conditioning sales of such shares on compliance with the Stapling Condition (as described below).
Mr. Zuckerberg generally cannot obtain liquidity in a significant majority of the non-voting Class C common stock that he will receive in the Stock Dividend without a corresponding reduction in his voting power. Pursuant to the Founder Alignment Agreement, 20% of the shares of Class C common stock to be issued to the Holder Group in the Stock Dividend will be freely saleable and the other 80% of the shares of Class C common stock will be subject to sale and transfer restrictions (any shares of Class C common stock subject to such sale and transfer restrictions, the “Stapled Class C Shares”). The Holder Group generally may only sell Stapled Class C Shares if, for each such Stapled Class C Share sold, the Holder Group, no later than two business days after the settlement of such sale, sells one share of Class A common stock or Class B common stock, or converts one share of Class B common stock into a share of Class A common stock, or a combination thereof, or applies Stapling Credits (as defined below) (the “Stapling Condition”). However, if immediately prior to such sale the number of Stapled Class C Shares then held by the Holder Group exceeds the sum of the shares of Class A common stock and Class B common stock then held by the Holder Group plus its unapplied Stapling Credits (including as a result of the payment of Additional Dividends (as defined below)) (the “Unstapling Capacity”), the number of shares of Class A common stock or Class B common stock that the Holder Group must sell, or the number of shares of Class B common stock that the Holder Group must convert into shares of Class A common stock, or any combination thereof, will be proportionately reduced (rounded up to the nearest whole share) by multiplying it by a fraction equal to the Unstapling Capacity divided by the number of Stapled Class C Shares then held, which fraction shall not be greater than one (1) (the “Unstapling Ratio”). In addition, following the payment of the Stock Dividend, the Holder Group accrues credit for each sale of Class A common stock or Class B common stock, or conversion of Class B common stock into Class A common stock, that is not made in connection with a sale of Stapled Class C Shares (each such credit, as equitably adjusted for stock splits, reverse stock splits, combinations, reclassifications or similar events, a “Stapling Credit”) that may be applied to future sales of Stapled Class C Shares, at a rate equal to the Unstapling Ratio per Stapled Class C Share sold, such that such sales of Stapled Class C Shares are deemed to be in compliance with the Stapling Condition. Stapling Credits do not expire and may be accrued and applied in fractional amounts. At the time the Holder Group no longer holds any shares of Class B common stock, all Stapled Class C Shares then held by the Holder Group will be deemed released from the Stapling Condition and no shares held or acquired thereafter will be subject to the Stapling Condition.

If a member of the Holder Group sells Stapled Class C Shares in violation of the Stapling Condition, the Holder Group will be deemed to have irrevocably converted a number of its shares of Class B common stock into Class A common stock equal to the number of Stapled Class C Shares so sold multiplied by the Unstapling Ratio (rounded up to the nearest whole share). The Founder Alignment Agreement provides that, in the case of an inadvertent error with respect to a sale or transfer of Stapled Class C Shares, the Holder Group will have five trading days after the earlier of the Company notifying Mr. Zuckerberg, or Mr. Zuckerberg notifying the Company, of such sale to cure the violation and avoid the automatic conversion of shares of Class B common stock by selling or converting the number of shares of Class A common stock or Class B common stock that would have been required for a compliant sale, causing the sale of Stapled Class C Shares to be rescinded or unwound, or designating an equal number of unstapled shares of Class C common stock as Stapled Class C Shares.
The Holder Group may transfer shares of Class A common stock, Class B common stock or Class C common stock among themselves as permitted by the Restated Charter. In addition, Mr. Zuckerberg may also transfer shares of Class A common stock or Class C common stock to any other person in a charitable or estate planning transfer provided that Mr. Zuckerberg has certified to the Company prior to such transfer its treatment as a permitted transferee and such transferee will thereafter be subject to the terms and conditions of the Founder Alignment Agreement, including the Stapling Condition with respect to any Stapled Class C Shares so transferred. Mr. Zuckerberg has also agreed to cause each member of the Holder Group to comply with the Company’s insider trading policy as in effect from time to time, with respect to the Class A common stock, Class B common stock, Class C common stock and all other Company securities.
On the last day of the first full calendar quarter following the payment of the Stock Dividend and on the last day of each calendar quarter thereafter, a number of Stapled Class C Shares then held by the Holder Group equal to 2.5% of the shares of Class C common stock issued to the Holder Group in the Stock Dividend will be released from the Stapling Condition, provided that Mr. Zuckerberg remains employed by the Company on the executive team or as the executive chair of the Board, in either case, on a full-time basis (the “Continued Leadership Condition”) at all times during such calendar quarter. Calendar quarters in which the Continued Leadership Condition is not satisfied at all times do not count toward the release schedule, which need not be satisfied over consecutive quarters, but no shares are forfeited if the Continued Leadership Condition is not met. Upon the thirty-second calendar quarter in which the Continued Leadership Condition has been satisfied at all times, all remaining Stapled Class C Shares then held by the Holder Group will be released from the Stapling Condition. Mr. Zuckerberg has also separately committed, for eight years following the date of the Founder Alignment Agreement, and so long as the Continued Leadership Condition is met, to remain a resident of California or any other jurisdiction in which the Company maintains its corporate headquarters, absent material unforeseen circumstances rendering it prudent or advisable for him to reside elsewhere.
Under the Founder Alignment Agreement, our Board has agreed to declare an additional dividend of Class C common stock at a 1:1 ratio for each then outstanding share of Class A common stock, Class B common stock and Class C common stock following the first date on which both of the following conditions have been satisfied (such date, an “Additional Dividend Date,” and each such dividend, an “Additional Dividend”): (i) the 30-day volume weighted average price of the Class C common stock reaches a successive doubling, initially 2x, then 4x, then 8x and so on, of the corresponding price of the Class A common stock on September 10, 2026 of $580.60 per share, as equitably adjusted for stock splits, stock dividends, recapitalizations and other equitable adjustments (including with respect to the Stock Dividend) (such event, a “Doubling Event”), and (ii) the compound annualized shareholder return from September 10, 2026, calculated on the basis of the 30-day volume weighted average price and giving effect to the reinvestment of cash dividends and distributions, is no less than 10%. No more than one Additional Dividend may be paid in respect of any single Doubling Event, and no Additional Dividend Date may occur following Mr. Zuckerberg’s death. Any shares of Class C common stock issued to Mr. Zuckerberg and the Holder Group in any Additional Dividend will not be subject to the Stapling Condition if, on the Additional Dividend Date, the Continued Leadership Condition is satisfied. If, on the Additional Dividend Date, the Continued Leadership Condition is not satisfied, a number of shares of Class C common stock equal to (i) the total number of shares of Class C common stock payable to the Holder Group in connection with the Additional Dividend multiplied by (ii) a fraction equal to (x) the sum of shares of Class B common stock held by the Holder Group plus the number of Stapled Class C Shares held by the Holder Group divided by (y) the total number of shares of Class A common stock, Class B common stock and Class C common stock held by the Holder Group, in each case of clause (x) and (y), measured as of the last date the Continued Leadership Condition was satisfied, shall be deemed Stapled Class C Shares and subject to the Stapling Condition and only released from the Stapling Condition if Mr. Zuckerberg thereafter satisfies the Continued Leadership Condition for at least six consecutive months (or upon the Holder Group no longer holding any shares of Class B common stock). If the Board fails to declare and pay an Additional Dividend within a reasonable time and at a time when payment of such Additional Dividend is permitted by Section 173 of the General Corporation Law of the State of Delaware, as prescribed by the Founder

Alignment Agreement, a number of Stapled Class C Shares then held by the Holder Group equal to the number of shares of Class C common stock the Holder Group would have received in such Additional Dividend (or, if fewer, all remaining Stapled Class C shares) will be released from the Stapling Condition, and the Company shall remain obligated to declare and pay such Additional Dividend.
In the event of (i) any merger, consolidation, conversion or other business combination requiring the approval of the holders of our capital stock, whether or not the Company is the surviving entity, or the acquisition of all or substantially all of our assets; (ii) any tender or exchange offer by a third party to acquire a majority of the shares of Class A common stock, Class B common stock or Class C common stock; or (iii) any tender or exchange offer by the Company to acquire any such shares, neither Mr. Zuckerberg nor the Holder Group may sell, transfer, exchange or convert any shares in or in connection with that transaction for (a) as to their shares of Class A common stock, an amount per share greater than, or a form of consideration different from that which, the other holders of Class A common stock would receive or may elect to receive, (b) as to their shares of Class B common stock, an amount per share greater than, or a form of consideration different from that which, the other holders of Class B common stock would receive or may elect to receive or (c) as to their shares of Class C common stock, an amount per share greater than, or a form of consideration different from that which, the other holders of Class C common stock would receive or may elect to receive.
Further, from and after the payment of the Stock Dividend, in the event the Company, with the approval of the Board, determines to repurchase shares of Class A common stock, the Company and the Board shall in good faith use their best efforts to contemporaneously repurchase at least an equal number of shares of Class C common stock on an aggregate basis.
Mr. Zuckerberg may terminate the Founder Alignment Agreement if the Restated Charter is not filed with the Secretary of State of the State of Delaware within two business days of the date of the Founder Alignment Agreement or is not effective by January 19, 2027 (or any agreed extension), the Stock Dividend is not paid by the fifth business day following the effectiveness of the Restated Charter (subject to applicable Delaware law and any agreed extension), the Company materially breaches the Founder Alignment Agreement and fails to cure within thirty days of receiving notice of such breach, or a material Company commitment under the Founder Alignment Agreement ceases to be in full force and effect or is modified without Mr. Zuckerberg’s prior written consent. The Company, with the approval of a committee of the Board consisting of at least two directors, or the audit & privacy committee, in each case with members that the Board has determined to be disinterested with respect to the matters set forth in the Founder Alignment Agreement, may terminate the Founder Alignment Agreement if Mr. Zuckerberg materially breaches the Founder Alignment Agreement and fails to cure within thirty days of receiving notice of such breach, or if a material commitment by Mr. Zuckerberg under the Founder Alignment Agreement ceases to be in full force and effect or is modified without the Company’s prior written consent.
The foregoing description of the Founder Alignment Agreement does not purport to be complete and is subject to, and is qualified in its entirety, by the full text of the Founder Alignment Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K.
Item 2.02 Results of Operations and Financial Condition.
On October 21, 2026, the Company issued a press release and will hold a conference call regarding its financial results for the quarter ended September 30, 2026. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.
The information furnished with this Item 2.02, including Exhibit 99.1, shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any other filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.
Meta is making reference to non-GAAP financial information in both the press release and the conference call. A reconciliation of GAAP to non-GAAP results is provided in the attached Exhibit 99.1 press release.
Meta uses the investor.atmeta.com and meta.com/news websites as well as Mark Zuckerberg's Facebook profile (facebook.com/zuck), Instagram account (instagram.com/zuck) and Threads profile (threads.net/zuck) as means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD.

Item 8.01 Other Events.
As described above, also on October 19, 2026, the Board declared the Stock Dividend, contingent upon the effectiveness of the Restated Charter, with the record date and payment date for the Stock Dividend to be established by the Board by subsequent action.
For more information on the non-voting Class C common stock, please refer to the Company’s Preliminary Information Statement on Schedule 14C to be filed with the Securities and Exchange Commission on or about the date hereof.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Exhibit Title or Description
10.1	Founder Alignment Agreement, dated October 20, 2026, by and between Mark Zuckerberg and Meta Platforms, Inc.
99.1	Press release dated October 21, 2026
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

META PLATFORMS, INC.

Date:	October 21, 2026	By:	/s/ Katherine R. Kelly
Name: Katherine R. Kelly
Title: Vice President and Corporate Secretary